Exhibit 10.4

EXECUTION COPY

SECURITY AGREEMENT

This Security Agreement (this “Agreement”), dated as of October 8, 2024, by Fresh Vine Wine, Inc., a Nevada corporation (together with its successors and, if permitted, assigns, the “Company”) and each of the other entities listed on the signature pages hereof as guarantor, including all majority owned subsidiaries of the Company, or that becomes a party hereto as such pursuant to Section 7.5 (the “Grantors”), in favor of the undersigned Purchaser (together with its successors and registered assigns, “Purchaser”) for itself and as Purchaser Agent (together with any successor and any replacement agent, the "Purchaser Agent") for the purchasers (the “Purchasers”) of, the Secured Convertible Notes of the Company, designated as its Secured Convertible Promissory Notes due April 8, 2025 (the “Notes”) and warrants to purchase shares of the Company’s common stock (the “Warrants”) and together with the Notes and Warrants herein referred to as the “Securities”), issued and sold by the Company pursuant to one or more Securities Purchase Agreement, dated at or about October 8, 2024, among the Company and the Purchasers (the “Purchase Agreement”).

RECITALS

WHEREAS, pursuant to the Purchase Agreements, the Purchasers have severally agreed to purchase the Securities from the Company upon the terms and subject to the conditions set forth therein;

WHEREAS, each Grantor (other than the Company), if and as applicable, has guaranteed the Guaranteed Obligations (as defined in the Guaranty) pursuant to a Guaranty of even date herewith between the Grantors and the Purchasers (the “Guaranty”), and will derive substantial direct and indirect benefits from the purchase of the Securities under the Purchase Agreement; and

WHEREAS, it is a condition precedent to the obligation of each initial Purchaser to purchase the Securities from the Company under the Purchase Agreements and for the Purchase Agent and the Purchasers to sign the Purchase Agreements that the Grantors shall have executed this Agreement and delivered it to the Purchase Agent and the initial Purchasers;

NOW, THEREFORE, in consideration of the premises and to induce the initial Purchasers to enter into the Purchase Agreements and the initial Purchasers to purchase the Notes from the Company thereunder, each Grantor hereby agrees with the Purchaser Agent as follows:

ARTICLE I DEFINED TERMS

1.1 Definitions(a) Capitalized terms used but not defined herein shall be used to refer to any item included within the definition of such term under any Note, including if such term is defined in such Note merely by reference to such definition in the Purchase Agreements.

(a)	The following terms shall have the following meanings:

“Applicable IP Office” means the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency within or outside the United States.

“Collateral” has the meaning specified in Section 2.1.

“Banks” means the Senior Lender to which the rights and obligations of the parties hereunder are second to and subordinate to, and those banks which may loan money to the Company subsequent to the Closing Date of this Agreement, under terms which do not include provisions allowing such banks to convert such loans into the Company’s capital stock to (together with its successors and assigns).

“Control Agreement” means an agreement in form and substance satisfactory to the Purchaser Agent, granting “control” (as defined under the applicable UCC) to the Purchaser Agent over the Collateral described thereunder.

“Copyrights” means all rights, title and interests (and all related IP Ancillary Rights) arising under any Regulation in or relating to copyrights and all mask work, database and design rights, whether or not registered or published, all registrations and recordations thereof and all applications in connection therewith, and all rights corresponding to any of the foregoing throughout the world.

“Default” means an event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, become an Event of Default.

“Deposit Account Control Agreements” means those certain Intellectual Property Security Agreements required to be delivered pursuant to this Agreement, each in form attached to the Security Agreement and otherwise in form and substance satisfactory to the Purchaser Agent.

“Event of Default” means any “Event of Default” under and as defined in any Note.

“Excluded Property” means, collectively any of the following items that are set forth on a Perfection Certificate and identified as Excluded Property, (i) any Permit or similar agreement entered into by any Grantor (A) that prohibits or requires the consent of any Person other than the Company, any other Company Party or any of their respective Affiliates as a condition to the creation by such Grantor of a Lien on any right, title or interest in such Permit or other agreement or any Stock or Stock Equivalent related thereto or (B) to the extent that any Regulation applicable thereto prohibits the creation of a Lien thereon, but only, with respect to the prohibition in (A) and (B), to the extent, and for as long as, such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the UCC or any other Regulation, (ii) fixed or capital assets owned by any Grantor that is subject to a purchase money security interest or a Capital Lease if the documentation pursuant to which such Lien is granted (or in the documentation providing for such Capital Lease) prohibits or requires the consent of any Person (other than the Company, any other Company Party and their respective Affiliates) as a condition to the creation of any other Lien on such equipment and (iii) any “intent to use” Trademark applications for which a statement of use has not been filed (but only until such statement is filed); provided, that “Excluded Property” shall not include any proceeds, products, substitutions or replacements of Excluded Property (unless such proceeds, products, substitutions or replacements would otherwise constitute Excluded Property), all of which shall therefore be included in Collateral as provided hereunder.

“Intellectual Property” means any “Intellectual Property Rights” as defined in the Purchase Agreements, including all applicable Copyrights, Trademarks, Patents, Internet Domain Names, Trade Secrets and IP Licenses.

“Internet Domain Names” means all rights, title and interests (and all related IP Ancillary Rights) arising under any Regulation in or relating to Internet domain names.

“IP Ancillary Rights” means, with respect to any other Intellectual Property, as applicable, all foreign counterparts to, and all divisionals, reversions, continuations, continuations-in-part, reissues, reexaminations, renewals and extensions of, such Intellectual Property and all income, royalties, proceeds and Liabilities at any time due or payable or asserted under or with respect to any of the foregoing or otherwise with respect to such Intellectual Property, including all rights to sue or recover at law or in equity for any past, present or future infringement, misappropriation, dilution, violation or other impairment thereof, and, in each case, all rights to obtain any other IP Ancillary Right.

“IP License” means all agreements, licenses and other documentation (and all related IP Ancillary Rights), whether written or oral, granting any right title and interest in or relating to any Intellectual Property.

“Liabilities” means all claims, actions, suits, judgments, damages, losses, liability, obligations, responsibilities, fines, penalties, sanctions, costs, fees, taxes, commissions, charges, disbursements and expenses, in each case of any kind or nature (including interest accrued thereon or as a result thereto and fees, charges and disbursements of financial, legal and other advisors and consultants), whether joint or several, whether or not indirect, contingent, consequential, actual, punitive, treble or otherwise.

“Obligations” means each item qualifying as an “Obligation” as defined in any Note as such term may be amended, modified or otherwise revised.

“Patents” means all rights, title and interests (and all related IP Ancillary Rights) arising under any Regulation in or relating to any and all patents and patent applications and all inventions and improvements described and claimed therein, and all rights corresponding to any of the foregoing throughout the world.

“Pledged Certificated Stock” means all certificated securities and any other Stock or Stock Equivalent of any Person evidenced by a certificate, instrument or other similar documentation (as defined in the UCC), in each case owned by any Grantor, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, including all Stock and Stock Equivalents set forth herein.

“Pledged Certificated Stock” excludes any Excluded Property.

“Pledged Collateral” means, collectively, the Pledged Stock and the Pledged Debt Instruments.

“Pledged Debt Instruments” means all right, title and interest of any Grantor in instruments evidencing any Indebtedness owed to such Grantor or other obligations, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, including all Indebtedness issued by the obligors named therein.

“Pledged Investment Property” means any investment property of any Grantor, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, other than any Pledged Collateral.

“Pledged Stock” means all Pledged Certificated Stock and all Pledged Uncertificated Stock.

“Pledged Uncertificated Stock” means any Stock or Stock Equivalent of any Person that is not Pledged Certificated Stock, including all right, title and interest of any Grantor as a limited or general partner in any partnership not constituting Pledged Certificated Stock or as a member of any limited liability company, all right, title and interest of any Grantor in, to and under any constituent documentation of any partnership or limited liability company to which it is a party, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, to the extent such interests are not certificated.

“Pledged Uncertificated Stock” excludes any Excluded Property.

“Purchaser” has the meaning specified in the preamble hereto.

“Purchase Agreements” has the meaning specified in the preamble hereto.

“Secured Party” means the Purchaser Agent and any Purchaser, inclusive of any affiliate of any Purchaser.

“Software” means (a) all computer programs, including source code and object code versions, (b) all data, databases and compilations of data, whether machine readable or otherwise, and (c) all documentation, training materials and configurations related to any of the foregoing.

“Stock” means all shares of capital stock (whether denominated as common stock or preferred stock), equity interests, beneficial, partnership or membership interests, joint venture interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting.

“Stock Equivalents” means all securities convertible into or exchangeable for Stock or any other Stock Equivalent and all warrants, options or other rights to purchase, subscribe for or otherwise acquire any Stock or any other Stock Equivalent, whether or not presently convertible, exchangeable or exercisable.

“Trademarks” means all rights, title and interests (and all related IP Ancillary Rights) arising under any Regulation in or relating to trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers and, in each case, all goodwill associated therewith, including all registrations and recordations thereof and all applications in connection therewith, all registrations and applications for registration and recording applications filed in connection therewith, including registrations and registration applications in the Applicable IP Office, all common law trademarks and the goodwill of the business symbolized by the foregoing, all licenses of the foregoing, whether as licensee or licensor, and all rights corresponding to any of the foregoing throughout the world.

“Trade Secrets” means all right, title and interest (and all related IP Ancillary Rights) arising under any Regulation in or relating to trade secrets, including all rights corresponding to any of the foregoing throughout the world.

“UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, in the event that, by reason of mandatory provisions of any applicable Regulation, any of the attachment, perfection or priority of any Secured Party’s security interest in any Collateral is governed by the Uniform Commercial Code, the relevant PPSA or comparable law, statute or code of a jurisdiction other than the State of New York, “UCC” shall mean the Uniform Commercial Code, the relevant PPSA or comparable law, statute or code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of the definitions related to or otherwise used in such provisions.

“Vehicles” means all vehicles covered by a certificate of title law of any state.

(a) The following terms have the meanings given to them in the UCC and terms used herein without definition that are defined in the UCC have the meanings given to them in the UCC (such meanings to be equally applicable to both the singular and plural forms of the terms defined), including the following: “account,” “account debtor,” “as-extracted collateral,” “certificated security,” “chattel paper,” “commercial tort claim,” “commodity contract,” “deposit account,” “documents,” “electronic chattel paper,” “equipment,” “farm products,” “fixture,” “general intangible,” “goods,” “health-care- insurance receivable,” “instruments,” “inventory,” “investment property,” “letter-of-credit right,” “payment intangible,” “proceeds,” “record,” “securities account,” “security,” “supporting obligation” and “tangible chattel paper.”

“Certain Other Terms

(a) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. The terms “herein,” “hereof” and similar terms refer to this Agreement as a whole and not to any particular Article, Section or clause in this Agreement. References herein to an Annex, Article, Section or clause refer to the appropriate Annex to, or Article, Section or clause in this Agreement. Where the context requires, provisions relating to any Collateral when used in relation to a Grantor shall refer to such Grantor’s Collateral or any relevant part thereof.

(b) Several provisions of Article V (Miscellaneous) of the Purchase Agreements are applicable to this Agreement in accordance with their respective terms. In addition, whenever used in this Agreement, “in the ordinary course of business of a Person” shall mean “in the ordinary course of business in all material respects consistent with past custom and practice of such Person as in effect on the date hereof with such changes as may be agreed to in writing by the Purchaser Agent”.

ARTICLE II GRANT OF SECURITY INTEREST

2.1 Collateral For the purposes of this Agreement, all of the property now owned or at any time hereafter acquired by a Grantor or in which a Grantor now has or at any time in the future may acquire any right, title or interests is collectively referred to as the “Collateral”, including, without limitation, the following:

(a) all accounts, as-extracted collateral, chattel paper, deposit accounts, documents, equipment, general intangibles (including all payment intangibles, Intellectual Property, rights to tax refunds, intercompany notes, rights arising out of leases, licenses, and contracts which are not accounts, computer software, computer programs, information contained on computer disks or tapes, software, literature, reports, catalogs, options, warranties, service contracts, program services, rights to refund, reimbursement, indemnification, and subrogation, goodwill, licenses, royalties, franchises, customer lists, reversions from any retirement plan or arrangement, money, interests in a partnership or limited liability company which do not constitute a security under Article 8 of the Code), instruments (including dividends and rights to payment arising out of partnership agreements and management contracts), inventory (including but not limited wine), investment property (including any Pledged Collateral and Pledged Investment Property) and any supporting obligations related thereto;

(b) any commercial tort claims set forth herein;

(c) all books, records, ledgers, files, writings, data bases, plans, drawings, and information relating to any of the foregoing, pertaining to the other property described in this Section 2.1;

(d) all property of such Grantor held by any Secured Party, including all property of every description, in the custody of or in transit to such Secured Party for any purpose, including safekeeping, collection or pledge, for the account of such Grantor or as to which such Grantor may have any right or power, including cash;

(e) all other goods, fixtures, improvements (not constituting real property), and other personal property of such Grantor, whether tangible or intangible and wherever located; and

(f) to the extent not otherwise included, all cryptocurrency and other blockchain assets;

(g) to the extent not otherwise included, all proceeds of the foregoing, including insurance proceeds (including any surrender value therefor, any right to return, or unearned premiums), causes and rights of action, remedies, privileges, settlements, judicial and arbitration judgments and awards, indemnities, Liens, warranties, or guaranties payable from time to time with respect to, or Lien or other security for, any of the foregoing; provided, that “Collateral” shall not include any Excluded Property; and provided, further, that if and when any property shall cease to be Excluded Property, such property shall be deemed at all times from and after the date hereof to constitute Collateral; and

(h) to the extent not otherwise included all rights, title and interests in the Grantor’s $500,000 investment for 50,000 shares in Notes Live, Inc.

2.2 Grant of Security Interest in Collateral Each Grantor, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Obligations of such Grantor (the “Secured Obligations”), hereby mortgages, pledges and hypothecates to the Purchaser Agent, as agent for the Secured Parties, and grants to the Purchaser Agent, as agent for the Secured Parties, a first priority, perfected Lien on and security interest in, all of its right, title and interest in, to and under the Collateral of such Grantor.

ARTICLE III REPRESENTATIONS AND WARRANTIES

To induce the initial Purchasers and the Purchaser Agent to enter into the Transaction Documents, each Grantor hereby jointly and severally represents and warrants to the Purchaser Agent, as agent for the other Secured Parties that each of the following is true, correct and complete as of the date hereof:

3.1 Title; No Other Liens Except for the Lien granted to the Secured Parties pursuant to this Agreement and other Permitted Liens under any Transaction Document (including Section 3.2), such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others. Such Grantor (a) is the record and beneficial owner of the Collateral pledged by it hereunder constituting instruments or certificates and (b) has rights in or the power to transfer each other item of Collateral in which a Lien is granted by it hereunder, free and clear of any other Lien.

3.2 Perfection and Priority The security interest initially granted pursuant to this Agreement constitutes a valid and continuing, first priority, perfected security interest in favor of the Purchaser Agent, as agent for the Secured Parties, in all Collateral subject, for the following Collateral, to the occurrence of the following: (i) in the case of all Collateral in which a security interest may be perfected by filing a financing statement under the UCC, the completion of such filings (which have been delivered to the Purchaser Agent in completed and duly authorized form), (ii) with respect to any deposit account, the execution of Control Agreements, (iii) in the case of all Copyrights, Trademarks, Patents and other Intellectual Property for which UCC filings are insufficient, all appropriate filings having been made with the United States Copyright Office or the United States Patent and Trademark Office, as applicable, (iv) in the case of letter-of-credit rights that are not supporting obligations of Collateral, the execution of an agreement granting control to the Purchaser Agent over such letter-of-credit rights, (v) in the case of electronic chattel paper, the completion of all steps necessary to grant control to the Purchaser Agent over such electronic chattel paper and (vi) in the case of Vehicles, the actions required under Section 4.1(e), such security interest shall be prior to all other Liens on the Collateral except as permitted by any Transaction Document upon (i) in the case of all Pledged Investment Property having instruments or certificates, Pledged Certificated Stock and Pledged Debt Instruments, the delivery thereof to the Purchaser Agent of such Pledged Certificated Stock, Pledged Debt Instruments and Pledged Investment Property, in each case properly endorsed for transfer to the Purchaser Agent or in blank, (ii) in the case of all Pledged Investment Property not having instruments or certificates and Pledged Uncertificated Stock, the execution of Control Agreements with respect to such investment property and (iii) in the case of all other instruments and tangible chattel paper that are not Pledged Collateral or Pledged Investment Property, the delivery thereof to the Purchaser Agent of such instruments and tangible chattel paper. Except as set forth in this Section 3.2, all actions by each Grantor necessary or desirable to protect and perfect the Lien granted hereunder on the Collateral have been duly taken.

Each Grantor hereby authorizes the Agent to file one or more financing statements under the UCC, with respect to the Security Interests, with the proper filing and recording agencies in any jurisdiction deemed proper by it. No written claim has been received that any Collateral or any Grantor’s use of any Collateral violates the rights of any third party.

There has been no adverse decision to any Grantor’s claim of ownership rights in or exclusive rights to use the Collateral in any jurisdiction or to any Grantor’s right to keep and maintain such Collateral in full force and effect, and there is no proceeding involving said rights pending or, to the best knowledge of any Grantor, threatened before any court, judicial body, administrative or regulatory agency, arbitrator or other governmental authority.

3.3 Jurisdiction of Organization, Executive Office; Such Grantor’s jurisdiction of organization, legal name and organizational identification number, if any, and the location of such Grantor’s executive office or sole place of business, in each case as of the date hereof, is set forth on Schedule A. The actual name of each Grantor is the name set forth in Schedule A attached hereto; (ii) no Grantor has any trade names except as set forth on Schedule A attached hereto; (iii) no Grantor has used any name other than that stated in the preamble hereto or as set forth on Schedule A for the preceding five (5) years; and (iv) no entity has merged into any Grantor or been acquired by any Grantor within the past five years except as set forth on Schedule B. Each Grantor, in its capacity as issuer, hereby agrees to comply with any and all orders and instructions of Agent regarding the Pledged Securities consistent with the terms of this Agreement without the further consent of any Debtor as contemplated by Section 8-106 (or any successor section) of the UCC. Further, each Debtor agrees that it shall not enter into a similar agreement (or one that would confer “control” within the meaning of Article 8 of the UCC) with any other person or entity.

Each Grantor shall cause each majority owned subsidiary of such Grantor to immediately become a party hereto (an “Additional Grantor”), by executing and delivering an Additional Debtor Joinder in substantially the form of Annex A attached hereto and comply with the provisions hereof applicable to the Grantors. Concurrently therewith, the Additional Grantor shall deliver replacement schedules for, or supplements to all other Schedules to (or referred to in) this Agreement, as applicable, which replacement schedules shall supersede, or supplements shall modify, the Schedules then in effect. The Additional Grantor shall also deliver such authorizing resolutions, good standing certificates, incumbency certificates, organizational documents, financing statements and other information and documentation as the Agent may reasonably request. Upon delivery of the foregoing to the Agent, the Additional Debtor shall be and become a party to this Agreement with the same rights and obligations as the Debtors, for all purposes hereof as fully and to the same extent as if it were an original signatory hereto and shall be deemed to have made the representations, warranties and covenants set forth herein as of the date of execution and delivery of such Additional Grantor Joinder, and all references herein to the “Grantor” shall be deemed to include each Additional Debtor.

Each Grantor shall vote the Pledged Securities to comply with the covenants and agreements set forth herein and in the Notes.

Each Grantor shall register the pledge of the applicable Pledged Securities on the books of such Grantor. Each Grantor shall notify each issuer of Pledged Securities to register the pledge of the applicable Pledged Securities in the name of the Secured Parties on the books of such issuer. Further, except with respect to certificated securities delivered to the Agent, the applicable Grantor shall deliver to Agent an acknowledgement of pledge (which, where appropriate, shall comply with the requirements of the relevant UCC with respect to perfection by registration) signed by the issuer of the applicable Pledged Securities, which acknowledgement shall confirm that: (a) it has registered the pledge on its books and records; and (b) at any time directed by Agent during the continuation of an Event of Default, such issuer will transfer the record ownership of such Pledged Securities into the name of any designee of Agent, will take such steps as may be necessary to effect the transfer, and will comply with all other instructions of Agent regarding such Pledged Securities without the further consent of the applicable Debtor.

In the event that, upon an occurrence of an Event of Default, Agent shall sell all or any of the Pledged Securities to another party or parties (herein called the “Transferee”) or shall purchase or retain all or any of the Pledged Securities, each Debtor shall, to the extent applicable: (i) deliver to Agent or the Transferee, as the case may be, the articles of incorporation, bylaws, minute books, stock certificate books, corporate seals, deeds, leases, indentures, agreements, evidences of indebtedness, books of account, financial records and all other Organizational Documents and records of the Debtors and their direct and indirect subsidiaries (but not including any items subject to the attorney-client privilege related to this Agreement or any of the transactions hereunder); (ii) use its best efforts to obtain resignations of the persons then serving as officers and directors of the Grantors and their direct and indirect subsidiaries, if so requested; and (iii) use its best efforts to obtain any approvals that are required by any governmental or regulatory body in order to permit the sale of the Pledged Securities to the Transferee or the purchase or retention of the Pledged Securities by Agent and allow the Transferee or Agent to continue the business of the Grantor and their direct and indirect subsidiaries.

3.4 Locations of Inventory, Equipment and Books and Records On the date hereof, such Grantor’s inventory and equipment (other than inventory or equipment in transit) and books and records concerning the Collateral are kept at the locations listed herein and may not relocate such books of account and records or tangible Collateral unless it delivers to the Secured Parties at least thirty (30) days prior to such relocation (i) written notice of such relocation and the new location thereof (which must be within the United States) and (ii) evidence that appropriate financing statements under the UCC and other necessary documents have been filed and recorded and other steps have been taken to perfect the Security Interests to create in favor of the Secured Parties a valid, perfected and continuing perfected first priority lien in the Collateral (to the extent such Collateral can be perfected by the filing of a UCC financing statement).

3.5 Pledged Collateral

(a) The Pledged Stock pledged by such Grantor hereunder (i)has been duly authorized, validly issued and is fully paid and nonassessable (other than Pledged Stock in limited liability companies and partnerships), (ii) represent all capital stock and other equity interests owned, directly or indirectly, by the Company and (iii) constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms. All of the Pledged Stock are validly issued, fully paid and nonassessable, and the Company is the legal and beneficial owner of the Pledged Securities, free and clear of any lien, security interest or other encumbrance except for the security interests created by this Agreement and other Permitted Liens.

(b) As of the Closing Date, all Pledged Collateral (other than Pledged Uncertificated Stock) and all Pledged Investment Property consisting of instruments and certificates has been delivered to the Purchaser Agent in accordance with Section 4.3(a).

(c) Upon the occurrence and during the continuance of an Event of Default, the Purchaser Agent shall be entitled to exercise all of the rights of the Grantor granting the security interest in any Pledged Stock, and a transferee or assignee of such Pledged Stock shall become a holder of such Pledged Stock to the same extent as such Grantor and be entitled to participate in the management of the issuer of such Pledged Stock and, upon the transfer of the entire interest of such Grantor, such Grantor shall, by operation of law, cease to be a holder of such Pledged Stock.

3.6 Instruments and Tangible Chattel Paper Formerly Accounts No amount payable to such Grantor under or in connection with any account is evidenced by any instrument or tangible chattel paper that has not been delivered to the Purchaser Agent, properly endorsed for transfer, to the extent delivery is required by Section 4.6(a).

3.7 Intellectual Property

(a) The Grantor owns, licenses or otherwise has the right to use: (i) Intellectual Property that is registered or subject to applications for registration, (ii) Internet Domain Names and (iii) Intellectual Property and Software, separately identifying that owned and licensed to such Grantor and including for each of the foregoing items (1) the owner, (2) the title, (3) the jurisdiction in which such item has been registered or otherwise arises or in which an application for registration has been filed, (4) as applicable, the registration or application number and registration or application date and (5) any IP Licenses or other rights (including franchises) granted by the Grantor with respect thereto.

(b) On the Closing Date, all Intellectual Property owned by such Grantor is valid, in full force and effect, subsisting, unexpired and enforceable, and no Intellectual Property has been abandoned. No breach or default of any material IP License shall be caused by any of the following, and none of the following shall limit or impair the ownership, use, validity or enforceability of, or any rights of such Grantor in, any Intellectual Property: (i) the consummation of the transactions contemplated by any Transaction Document or (ii) any holding, decision, judgment or order rendered by any Governmental Authority. There are no pending (or, to the knowledge of such Grantor, threatened) actions, investigations, suits, proceedings, audits, claims, demands, orders or disputes challenging the ownership, use, validity, enforceability of, or such Grantor’s rights in, any Intellectual Property of such Grantor. To such Grantor’s knowledge, no Person has been or is infringing, misappropriating, diluting, violating or otherwise impairing any Intellectual Property of such Grantor. Such Grantor, and to such Grantor’s knowledge each other party thereto, is not in material breach or default of any material IP License.

Schedule C hereto lists all of the patents, patent applications, trademarks, trademark applications, registered copyrights, and domain names owned by any of the Grantors as of the date hereof. lists all material licenses in favor of any Grantor for the use of any patents, trademarks, copyrights and domain names as of the date hereof. All material patents and trademarks of the Grantors have been duly recorded at the United States Patent and Trademark Office and all material copyrights of the Grantors have been duly recorded at the United States Copyright Office.

3.8 Commercial Tort Claims The only commercial tort claims of any Grantor existing on the date hereof (regardless of whether the amount, defendant or other material facts can be determined and regardless of whether such commercial tort claim has been asserted, threatened or has otherwise been made known to the obligee thereof or whether litigation has been commenced for such claims) are those attached hereto, which sets forth such information separately for each Grantor.

3.9 Specific Collateral None of the Collateral is or is proceeds or products of farm products, as-extracted collateral, health-care-insurance receivables or timber to be cut.

3.10 Enforcement No Permit, notice to or filing with any Governmental Authority or any other Person or any consent from any Person is required for the exercise by the Purchaser Agent of its rights (including voting rights) provided for in this Agreement or the enforcement of remedies in respect of the Collateral pursuant to this Agreement, including the transfer of any Collateral, except as may be required in connection with the disposition of any portion of the Pledged Collateral by laws affecting the offering and sale of securities generally or any approvals that may be required to be obtained from any bailees or landlords to collect the Collateral.

3.11 Representations and Warranties of the Purchase Agreement The representations and warranties as to such Grantor and its Subsidiaries made by the Company in Section 3 (Representations and Warranties) of the Purchase Agreement are true and correct on each date as required by the Purchase Agreements.

3.12 Further Assurances.

(a) Each Grantor shall promptly execute and deliver to the Agent such further deeds, mortgages, assignments, security agreements, financing statements or other instruments, documents, certificates and assurances and take such further action as the Agent may from time to time request and may in its sole discretion deem necessary to perfect, protect or enforce the Secured Parties’ security interest in the Collateral.

(b) Each Grantor will not transfer, pledge, hypothecate, encumber, license, sell or otherwise dispose of any of the Collateral (except for non-exclusive licenses granted by a Grantor in its ordinary course of business and sales of inventory by a Debtor in its ordinary course of business) without the prior written consent of the Agent.

ARTICLE IV COVENANTS

Each Grantor agrees with the Purchaser Agent and the other Secured Parties to the following, as long as any Obligation remains outstanding and, in each case, unless the Purchaser Agent and the Purchasers otherwise consents in writing:

4.1	Maintenance of Perfected Security Interest; Further Documentation and Consents

(a) Such Grantor shall (i) not use or permit any Collateral to be used unlawfully or in violation of any provision of any Transaction Document, any Regulation or any policy of insurance covering the Collateral and (ii) not enter into any agreement, obligation or undertaking restricting the right or ability of such Grantor or the Purchaser Agent to enter into an Asset Sale, if such restriction would have a Material Adverse Effect.

(b) Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 3.2 and shall defend such security interest and such priority against the claims and demands of all Persons (other than the Secured Parties).

(c) Such Grantor shall furnish to the Purchaser Agent from time to time updates to the lists, schedules and other documentation as may be requested by the Purchaser Agent further identifying and describing the Collateral and such other documentation in connection with the Collateral as the Purchaser Agent may reasonably request, all in reasonable detail and in form and substance satisfactory to the Purchaser Agent.

(d) At any time and from time to time, upon the written request of the Purchaser Agent such Grantor shall, for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, (i) promptly and duly execute and deliver, and have recorded, such further documentation, including an authorization to file (or, as applicable, the filing) of any financing statement or amendment under the UCC (or other filings under similar Regulations) in effect in any jurisdiction with respect to the security interest created hereby and (ii) if and as applicable, take such further action as the Purchaser Agent may reasonably request, including (A) using its best efforts to secure all approvals necessary or appropriate for the assignment to or for the benefit of the Purchaser Agent of any Permit or other agreement, including any IP License, held by such Grantor and to enforce the security interests granted hereunder and (B) executing and delivering any Control Agreements with respect to deposit accounts and securities accounts.

(e) If requested by the Purchaser Agent, the Grantor shall arrange for the Purchaser Agent’s first priority security interest to be noted on the certificate of title of each Vehicle and shall file any other necessary documentation in each jurisdiction that the Purchaser Agent shall deem advisable to perfect its security interests in any Vehicle.

(f) To ensure that any of the Excluded Property set forth in clause (ii) of the definition of “Excluded Property” becomes part of the Collateral, such Grantor shall use its best efforts to obtain any required consents from any Person (other than the Company, any Company Party and their respective Affiliates) with respect to any Permit or Contractual Obligation with such Person entered into by such Grantor that requires such consent as a condition to the creation by such Grantor of a Lien on all or part of such Excluded Property.

4.2 Changes in Locations, Name, Etc. Except upon 30 days’ prior written notice to the Purchaser Agent and delivery to the Purchaser Agent of all documentation reasonably requested by the Purchaser Agent to maintain the validity, perfection and priority of the security interests granted in the Transaction Documents, such Grantor shall not do any of the following:

(a) change its jurisdiction of organization or its location, in each case from that referred to in Section 3.3; or

(b) change its legal name or organizational identification number, if any, or corporation, limited liability company, partnership or other organizational structure to such an extent that any financing statement filed in connection with this Agreement would become misleading.

(c) Such Grantor shall not permit any inventory or equipment to be kept at a location other than those listed on the Disclosure Certificate, except for inventory or equipment in transit.

4.3 Pledged Collateral

(a) [Reserved]

(b) Such Grantor shall (i) deliver to the Purchaser Agent, in suitable form for transfer and in form and substance satisfactory to the Purchaser Agent, (A) all Pledged Certificated Stock, (B) all Pledged Debt Instruments and (C) all certificates and instruments evidencing Pledged Investment Property and (ii) maintain all Pledged Uncertificated Stock of a type that can be maintained in a securities account and all other Pledged Investment Property in a securities account subject to a Control Agreement.

(c) Event of Default. During the continuance of an Event of Default, the Purchaser Agent shall have the right, at any time in its discretion and without notice to the Grantor, to (i) transfer to or to register in its name or in the name of its nominees any Pledged Collateral or any Pledged Investment Property and (ii) exchange any certificate or instrument representing or evidencing any Pledged Collateral or any Pledged Investment Property for certificates or instruments of smaller or larger denominations.

(d) Cash Distributions with respect to Pledged Collateral. Except as provided in Article V, such Grantor shall be entitled to receive all cash distributions paid in respect of the Pledged Collateral.

(e) Voting Rights. Except as provided in Article V, such Grantor shall be entitled to exercise all voting, consent and corporate, partnership, limited liability company and similar rights with respect to the Pledged Collateral; provided, that no vote shall be cast, consent given or right exercised or other action taken by such Grantor that would impair the Collateral or be inconsistent with or result in any violation of any provision of any Transaction Document.

4.4 Accounts

(a) Such Grantor shall not, other than in the ordinary course of business, (i) grant any extension of the time of payment of any account, (ii) compromise or settle any account for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any account, (iv) allow any credit or discount on any account or (v) amend, supplement or modify any account in any manner that could adversely affect the value thereof.

(b) The Purchaser Agent shall have the right to make test verifications of the Accounts in any manner and through any medium that it reasonably considers advisable, and, subject to the requirements set forth in the Purchase Agreements concerning material, non-public information, such Grantor shall furnish all such assistance and information as the Purchaser Agent may reasonably require in connection therewith. At any time and from time to time, upon the Purchaser Agent’s request, subject to the requirements set forth in the Purchase Agreements, such Grantor shall cause independent public accountants or others satisfactory to the Purchaser Agent to furnish to the Purchaser Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the accounts.

4.5 Equipment and Commodity Contracts

(a) Such Grantor will use all equipment constituting Collateral solely in the ordinary course of business, will keep all tangible Collateral in good order and repair, and will not waste or destroy, change location of any part of the Collateral. Grantors will not use any of the Collateral in violation of any Regulation in any material respect.

(b) Except in the ordinary course of business (to the extent disclosed to the Purchasers and the Purchaser Agent prior to the date hereof) and except as expressly permitted by this Agreement or the Purchase Agreements, the Purchaser Agent does not authorize such Grantor to, and such Grantor will not, without the Purchaser Agent’s prior written consent, sell, lease, assign, license, transfer, or otherwise dispose of or in any manner alter, modify, manufacture, process, or assemble the Collateral or any part thereof.

(c) Such Grantor may dispose of any equipment constituting Collateral which is worn out, destroyed, or damaged beyond repair; provided, that such Grantor (i) promptly replaces such disposed of equipment with new equipment, free of any Lien except for Permitted Liens, which has a value or utility at least equal as of the date of replacement to the value or utility of the replaced equipment as of the date hereof and (ii) provides the Purchaser Agent with at least five (5) Business Days’ prior written notice of any such disposition of Equipment.

(d) Such Grantor shall not have any commodity contract other than with a Person approved by the Purchaser Agent and subject to a Control Agreement.

4.6 Insurance. Each Grantor shall maintain with financially sound and reputable insurers, insurance with respect to the Collateral, including Collateral hereafter acquired, against loss or damage of the kinds and in the amounts customarily insured against by entities of established reputation having similar properties similarly situated and in such amounts as are customarily carried under similar circumstances by other such entities and otherwise as is prudent for entities engaged in similar businesses but in any event sufficient to cover the full replacement cost thereof. Each Grantor shall cause each insurance policy issued in connection herewith to provide, and the insurer issuing such policy to certify to the Agent, that (a) the Agent will be named as lender loss payee and additional insured under each such insurance policy; (b) if such insurance be proposed to be cancelled or materially changed for any reason whatsoever, such insurer will promptly notify the Agent and such cancellation or change shall not be effective as to the Agent for at least thirty (30) days after receipt by the Agent of such notice, unless the effect of such change is to extend or increase coverage under the policy; and (c) the Agent will have the right (but no obligation) at its election to remedy any default in the payment of premiums within thirty (30) days of notice from the insurer of such default. All loss payments under any insurance policy shall be paid to the Agent. If no Event of Default (as defined in the Notes) exists, then upon approval by Agent, which approval shall not be unreasonably withheld, delayed, denied or conditioned, loss payments in excess of $250,000, each instance may be applied by the applicable Debtor to the repair and/or replacement of property with respect to which the loss was incurred to the extent reasonably feasible, and any loss payments or the balance thereof remaining, to the extent not so applied, shall be paid to the Agent on behalf of the Secured Parties.

4.7 Delivery of Instruments and Tangible Chattel Paper and Control of Investment Property, Letter-of-Credit Rights and Electronic Chattel Paper

(a) If any amount payable under or in connection with any Collateral owned by such Grantor shall be or become evidenced by an instrument or tangible chattel paper other than such instrument delivered in accordance with Section 4.3(a) and in the possession of the Purchaser Agent, such Grantor shall mark all such instruments and tangible chattel paper with the following legend: “This writing and the obligations evidenced or secured hereby are subject to the security interest of [PURCHASER]as Purchaser Agent” and, at the request of the Purchaser Agent, shall immediately deliver such instrument or tangible chattel paper to the Purchaser Agent, duly indorsed in a manner satisfactory to the Purchaser Agent.

(b) Such Grantor shall not grant “control” (within the meaning of such term under Article 9-106 of the UCC) over any investment property to any Person other than the Purchaser Agent.

(c) If such Grantor is or becomes the beneficiary of a letter of credit that is not a supporting obligation of any Collateral, such Grantor shall promptly, and in any event within two (2) Business Days after becoming a beneficiary, notify the Purchaser Agent thereof and enter into an agreement with the Purchaser Agent, the issuer of such letter of credit or any nominated person with respect to the letter-of-credit rights under such letter of credit. Such agreement shall assign such letter-of- credit rights to the Purchaser Agent and such assignment shall be sufficient to grant control for the purposes of Section 9-107 of the UCC (or any similar section under any equivalent UCC), such agreement shall also direct all payments thereunder to an account controlled (as defined in the UCC) by the Purchaser Agent. The provisions of such agreement shall be in form and substance reasonably satisfactory to the Purchaser Agent.

(d) If any amount payable under or in connection with any Collateral owned by such Grantor shall be or become evidenced by electronic chattel paper, such Grantor shall take all steps necessary to grant the Purchaser Agent control of all such electronic chattel paper for the purposes of Section 9-105 of the UCC (or any similar section under any equivalent UCC) and all “transferable records” as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act.

(e) Except in the ordinary course of business, no Grantor may consign any of its inventory or sell any of its inventory on bill-and-hold, sale-or-return, sale-on-approval, or other conditional terms of sale without the consent of the Agent, which shall not be unreasonably withheld, delayed, denied, or conditioned.

4.8 Intellectual Property

(a) Within 60 days after inclusion of any new Intellectual Property, such Grantor shall provide the Purchaser Agent notification thereof and the short-form intellectual property agreements and assignments as described in this Section 4.7 and other documentation that the Purchaser Agent reasonably requests with respect thereto.

(b) Such Grantor shall (and shall cause all its licensees to) (i) (1) continue to use each Trademark included in the Intellectual Property in order to maintain such Trademark in full force and effect with respect to each class of goods for which such Trademark is currently used, free from any claim of abandonment for non-use, (2) maintain at least the same standards of quality of products and services offered under such Trademark as are currently maintained, (3) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable Regulations, (4) not adopt or use any other Trademark that is confusingly similar or a colorable imitation of such Trademark unless the Purchaser Agent shall obtain a perfected security interest in such other Trademark pursuant to this Agreement and (ii) not do any act or omit to do any act whereby (w) such Trademark (or any goodwill associated therewith) may become destroyed, invalidated, impaired or harmed in any way, (x) any Patent included in the Intellectual Property may become forfeited, misused, unenforceable, abandoned or dedicated to the public, (y) any portion of the Copyrights included in the Intellectual Property may become invalidated, otherwise impaired or fall into the public domain or (z) any Trade Secret that is Intellectual Property may become publicly available or otherwise unprotectable.

(c) Such Grantor shall notify the Purchaser Agent immediately if it knows, or has reason to know, that any application or registration relating to any Intellectual Property may become forfeited, misused, unenforceable, abandoned or dedicated to the public, or of any adverse determination or development regarding the validity or enforceability or such Grantor’s ownership of, interest in, right to use, register, own or maintain any Intellectual Property (including the institution of, or any such determination or development in, any proceeding relating to the foregoing in any Applicable IP Office)Such Grantor shall take all actions that are necessary or reasonably requested by the Purchaser Agent to maintain and pursue each application (and to obtain the relevant registration or recordation) and to maintain each registration and recordation included in the Intellectual Property.

(d) Such Grantor shall not knowingly do any act or omit to do any act to infringe, misappropriate, dilute, violate or otherwise impair the Intellectual Property of any other Person. In the event that any Intellectual Property of such Grantor is or has been infringed, misappropriated, violated, diluted or otherwise impaired by a third party, such Grantor shall take such action as it reasonably deems appropriate under the circumstances in response thereto, including promptly bringing suit and recovering all damages therefor.

(e) Such Grantor shall execute and deliver to the Purchaser Agent in form and substance reasonably acceptable to the Purchaser Agent and suitable for (i) filing in the Applicable IP Office the short-form intellectual property security agreements in the form attached hereto as Annex 3 for all Copyrights, Trademarks, Patents and IP Licenses of such Grantor and (ii) recording with the appropriate Internet domain name registrar, a duly executed form of assignment for all Internet Domain Names of such Grantor (together with appropriate supporting documentation as may be requested by the Purchaser Agent).

4.9 Landlord Waivers If any Collateral is at any time not in transit and located on any Real Property not owned and possessed by a Grantor, such Grantor shall provide prompt written notice to the Purchaser Agent and notify any owner, lessor, licensor of any part of, or any other Person having any right to enter on any part of, such Real Property of the Purchaser Agent’s security interest in such Collateral. Upon the Purchaser Agent’s request and option, such Grantor shall (i) instruct each such owner, lessor, licensor and other Person to hold all such Collateral for the Purchaser Agent’s account subject to such Grantor’s instructions, or, if an Event of Default shall have occurred, subject to the Purchaser Agent’s instructions and (ii) cause each such owner, lessor, licensor and other Person to enter into a landlord waiver in form and substance satisfactory to the Purchaser Agent.

4.10 Third-Party Possession or Control If any Collateral is at any time in the possession or control of any warehouseman, bailee, agent or independent contractor, such Grantor shall provide prompt written notice to the Purchaser Agent and notify such warehouseman, bailee, agent or independent contractor of the Purchaser Agent’s security interest in such Collateral. Upon the Purchaser Agent’s request and option, such Grantor shall (i) instruct any such warehouseman, bailee, agent or independent contractor to hold all such Collateral for the Purchaser Agent’s account subject to such Grantor’s instructions, or, if an Event of Default shall have occurred, subject to the Purchaser Agent’s instructions and (ii) cause any such warehouseman, bailee, agent or independent contractor to enter into a collateral access agreement in form and substance satisfactory to the Purchaser Agent.

4.11 Acquired Real Property In the event any Grantor hereafter acquires any interest in any Real Property, such Grantor shall promptly: (a) provide the Purchaser Agent with a description of the location of the applicable Real Property; (b) provide the Purchaser Agent with a legal description of such Real Property sufficient to enable the Purchaser Agent to record the financing statements in the appropriate Real Property records and the name of the record owner of the real estate if other than the Grantor and real estate descriptions; and (c) pay to the Purchaser Agent the related filing fee and any recording or stamp taxes due in connection with such filings.

4.12 Notices Such Grantor shall promptly notify the Purchaser Agent in writing of its acquisition of any interest hereafter in property that is of a type where a security interest or lien must be or may be registered, recorded or filed under, or notice thereof given under, any federal statute or regulation. In addition, such Grantor shall promptly notify the Purchaser Agent of each of the following: (a) any material adverse change in such Grantor’s financial condition or any change that materially affects any of the Collateral or the related security interest, (b) any claim, action, or proceeding which could materially and adversely affect the value of, or any such Grantor’s title to, any of the Collateral, or the effectiveness of the security interest, and (c) the occurrence of any Event of Default.

(a) Each Grantor shall, within five (5) days of obtaining knowledge thereof, advise the Secured Parties, in sufficient detail, of any material adverse change in the Collateral, and of the occurrence of any event that would have a material adverse effect on the value of the Collateral or on the Secured Parties’ security interest, through the Agent, therein.

(b) Upon one (1) day’s prior notice (so long as no Event of Default has occurred or continuing, which in either such event, no prior notice is required), each Debtor shall permit the Agent and its representatives and agents to inspect the Collateral during normal business hours and to make copies of records pertaining to the Collateral as may be reasonably requested by the Agent from time to time.

(c) All information heretofore, herein or hereafter supplied to the Secured Parties by or on behalf of any Debtor with respect to the Collateral is accurate and complete in all material respects as of the date furnished.

4.13 Notice of Commercial Tort Claims Such Grantor agrees that, if it shall acquire any interest in any commercial tort claim (whether from another Person or because such commercial tort claim shall have come into existence), (i) such Grantor shall deliver to the Purchaser Agent within fifteen (15) calendar days of such acquisition, an update that shall include a specific description of such commercial tort claim and such Grantor shall deliver any information about such commercial tort claim as the Purchaser Agent shall reasonable request, (ii) Section 2.1 shall apply to such commercial tort claim and (iii) within fifteen (15) calendar days of such acquisition, such Grantor shall execute and deliver to the Purchaser Agent, in each case in form and substance satisfactory to the Purchaser Agent, any documentation, and take all other action, deemed by the Purchaser Agent to be reasonably necessary or appropriate for the Purchaser Agent to obtain, a perfected security interest having at least the priority set forth in Section 3.2 in all such commercial tort claims.

4.14 Compliance with Purchase Agreements Such Grantor hereby makes all representations and warranties, and agrees to comply with all covenants and other provisions, applicable to it or any of its Subsidiaries under the Purchase Agreements and agrees to the same submission to jurisdiction as that agreed to by the Company in the Purchase Agreements. Any updates delivered in accordance with the Transaction Documents shall, after the receipt thereof by the Purchaser Agent, become part of the Transaction Documents for all purposes hereunder other than in respect of representations and warranties made prior to the date of such receipt.

ARTICLE V REMEDIES

5.1 Code and Other Remedies

(a) UCC Remedies. During the continuance of an Event of Default, the Purchaser Agent, may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to any Secured Obligation, all rights and remedies of a Secured Party under the UCC or any other applicable law.

(b) Disposition of Collateral. Without limiting the generality of the foregoing, the Purchaser Agent may, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), during the continuance of any Event of Default (personally or through its agents or attorneys), (i) enter upon the premises where any Collateral is located, without any obligation to pay rent, through self-help, without judicial process, without first obtaining a final judgment or giving any Grantor or any other Person notice or opportunity for a hearing on the Purchaser Agent’s claim or action, (ii) collect, receive, appropriate and realize upon any Collateral and (iii) as further set forth herein, enter into transfers, sales, or other dispositions of, grant option or options to purchase and deliver, any Collateral (enter into any Contractual Obligation to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of any Secured Party or elsewhere upon such terms and conditions and times and locations as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk.

(c) Regulated Sales. To the extent, and only to the extent, required by Regulation and prohibited by Regulation to be waived by the applicable Grantors (which the Grantors hereby expressly waive to the fullest extent permitted by Regulation), the Grantors agree that ten (10) days’ written notice is reasonable notice within the meaning of Section 9-611 of the UCC or its equivalent in other jurisdictions of the Purchaser Agent’s intention to make any transfer, sale or other dispositions of any Collateral. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Purchaser Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Purchaser Agent may determine in its sole and absolute discretion. The Purchaser Agent shall not be obligated to sell any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Purchaser Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Purchaser Agent until the sale price is paid by the purchaser or purchasers thereof, but none of the Purchaser Agent or the other Secured Parties shall incur any Liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made in accordance with the Transaction Documents, the Purchaser Agent and any other Secured Party may bid for or purchase, free (to the extent permitted by Regulation) from any right or equity of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any Obligation then due and payable to the Secured Parties (in the case of the Purchaser Agent) or, as the case may be, such Secured Party from any Grantor as a credit against the purchase price, and the Purchaser Agent (or, as the case may be, such Secured Party) may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Purchaser Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Purchaser Agent shall have entered into such an agreement, all Events of Default shall have been remedied and no Obligation shall remain outstanding. As an alternative to exercising the power of sale herein conferred upon it, the Purchaser Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 5.1 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the UCC or its equivalent in other jurisdictions.

(d) Management of the Collateral. Each Grantor further agrees, that, during the continuance of any Event of Default, (i) at the Purchaser Agent’s request, it shall assemble the Collateral and make it available to the Purchaser Agent at places that the Purchaser Agent shall reasonably select, whether at such Grantor’s premises or elsewhere, (ii) without limiting the foregoing, the Purchaser Agent also has the right to require that each Grantor store and keep any Collateral pending further action by the Purchaser Agent and, while any such Collateral is so stored or kept, provide such guards and maintenance services as shall be necessary to protect the same and to preserve and maintain such Collateral in good condition, (iii) until the Purchaser Agent is able to enter into an asset sale with respect to any Collateral, the Purchaser Agent shall have the right to hold or use such Collateral to the extent that it deems appropriate for the purpose of preserving the Collateral or its value or for any other purpose deemed appropriate by the Purchaser Agent and (iv) the Purchaser Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of any Collateral and to enforce any of the Purchaser Agent‘s remedies (for the benefit of the Secured Parties), with respect to such appointment without prior notice orhearing as to such appointment. The Purchaser Agent shall not have any obligation to any Grantor to maintain or preserve the rights of any Grantor as against third parties with respect to any Collateral while such Collateral is in the possession of the Purchaser Agent.

(e) Application of Proceeds. The Purchaser Agent shall apply the cash proceeds of any action taken by it pursuant to this Section 5.1, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any Collateral or in any way relating to the Collateral or the rights of the Purchaser Agent and any other Secured Party hereunder, including reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations and only after such application and after the payment by the Purchaser Agent of any other amount required by any Regulation, need the Purchaser Agent account for the surplus, if any, to any Grantor. If, upon the sale, license or other disposition of all of the Collateral, the proceeds thereof are insufficient to pay all amounts to which the Secured Parties are legally entitled, the Grantors will be liable for the deficiency, together with interest thereon, at the rate of 18% per annum or the lesser amount permitted by applicable law (the “Default Rate”), and the reasonable fees of any attorneys employed by the Secured Parties to collect such deficiency. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands against the Secured Parties arising out of the repossession, removal, retention or sale of the Collateral, unless due solely to the gross negligence or willful misconduct of the Secured Parties as determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction.

(f) Direct Obligation. Neither the Purchaser Agent nor any other Secured Party shall be required to make any demand upon, or pursue or exhaust any right or remedy against, any Grantor, any other Secured Party or any other Person with respect to the payment of the Obligations or to pursue or exhaust any right or remedy with respect to any Collateral therefor or any direct or indirect guaranty thereof. All of the rights and remedies of the Purchaser Agent and any other Secured Party under any Transaction Document shall be cumulative, may be exercised individually or concurrently and not exclusive of any other rights or remedies provided by any Regulation. To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Purchaser Agent or any Purchaser Agent, any valuation, stay, appraisement, extension, redemption or similar laws and any and all rights or defenses it may have as a surety, now or hereafter existing, arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of any Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

(g) Commercially Reasonable. To the extent that applicable Regulations impose duties on the Purchaser Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is not commercially unreasonable for the Purchaser Agent to do any of the following:

(i) fail to incur significant costs, expenses or other Liabilities reasonably deemed as such by the Purchaser Agent to prepare any Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition;

(ii) fail to obtain Permits, or other consents, for access to any Collateral to dispose of, or for the collection of, any Collateral, or, if not required by other Regulations, fail to obtain Permits or other consents for the collection or disposition of any Collateral;

(iii) fail to exercise remedies against account debtors or other Persons obligated on any Collateral or to remove Liens on any Collateral or to remove any adverse claims against any Collateral;

(iv) advertise dispositions of any Collateral through publications or media of general circulation, whether or not such Collateral is of a specialized nature or to contact other Persons, whether or not in the same business as any Grantor, for expressions of interest in acquiring any such Collateral;

(v) exercise collection remedies against account debtors and other Persons obligated on any Collateral, directly or through the use of collection agencies or other collection specialists, hire one or more professional auctioneers to assist in the disposition of any Collateral, whether or not such Collateral is of a specialized nature or, to the extent deemed appropriate by the Purchaser Agent, obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Purchaser Agent in the collection or disposition of any Collateral, or utilize Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets to dispose of any Collateral;

(vi) dispose of assets in wholesale rather than retail markets;

(vii) disclaim disposition warranties, such as title, possession or quiet enjoyment; or

(viii) purchase insurance or credit enhancements to insure the Purchaser Agent against risks of loss, collection or disposition of any Collateral or to provide to the Purchaser Agent a guaranteed return from the collection or disposition of any Collateral.

(ix) Each Grantor acknowledges that the purpose of this Section 5.1 is to provide a non-exhaustive list of actions or omissions that are commercially reasonable when exercising remedies against any Collateral and that other actions or omissions by the Secured Parties shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 5.1Without limitation upon the foregoing, nothing contained in this Section 5.1 shall be construed to grant any rights to any Grantor or to impose any duties on the Purchaser Agent that would not have been granted or imposed by this Agreement or by applicable Regulations in the absence of this Section 5.1.

(h) IP Licenses. For the purpose of enabling the Purchaser Agent to exercise rights and remedies under this Section 5.1 (including in order to take possession of, collect, receive, assemble, process, appropriate, remove, realize upon, enter into an asset sale with respect to, or grant options to purchase any Collateral) at such time as the Purchaser Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Purchaser Agent, for the benefit of the Secured Parties, (i) an irrevocable, nonexclusive, worldwide license (exercisable without payment of royalty or other compensation to such Grantor), including in such license the right to sublicense, use and practice any Intellectual Property now owned or hereafter acquired by such Grantor and access to all media in which any of the licensed items may be recorded or stored and to all Software and programs used for the compilation or printout thereof and (ii) an irrevocable license (without payment of rent or other compensation to such Grantor) to use, operate and occupy all Real Property owned, operated, leased, subleased or otherwise occupied by such Grantor.

(i) Performance by the Purchaser Agent or any other Secured Party. The Purchaser Agent may, but is not obligated to, perform or attempt to perform any Contractual Obligation of any Grantor contained herein with or without prior written notice to such Grantor. If any material part of the Collateral becomes the subject of any Proceeding and any such Grantor fails to defend fully such Proceeding and to protect such Grantor’s and Secured Parties’ rights in such Collateral in good faith, the Purchaser Agent may, at its option but at Grantors’ cost, elect to defend and control the defense of such litigation or other proceeding, and may (i) select and retain counsel, (ii) determine whether settlement shall be offered or accepted, and (iii) determine and negotiate all settlement terms.

5.2 Accounts and Payments in Respect of General Intangibles

(a) In addition to, and not in substitution for, any similar requirement in the Purchase Agreement, if required by the Purchaser Agent at any time during the continuance of an Event of Default, any payment of accounts or payment in respect of general intangibles, when collected by any Grantor, shall be promptly (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Purchaser Agent, in a Collection Account, subject to withdrawal by the Purchaser Agent as provided in Section 5.4Until so turned over, such payment shall be held by such Grantor in trust for the Purchaser Agent, segregated from other funds of such Grantor. Each such deposit of proceeds of accounts and payments in respect of general intangibles shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

(b) At any time during the continuance of an Event of Default:

(i) each Grantor shall, upon the Purchaser Agent’s request, deliver to the Purchaser Agent all original and other documentation evidencing, and relating to, the agreements, arrangements and transactions that gave rise to any account or any payment in respect of general intangibles, including all original orders, invoices and shipping receipts and notify account debtors that the accounts or general intangibles have been collaterally assigned to the Purchaser Agent and that payments in respect thereof shall be made directly to the Purchaser Agent;

(ii) the Purchaser Agent may, without notice, at any time during the continuance of an Event of Default, limit or terminate the authority of a Grantor to collect its accounts or amounts due under general intangibles or any thereof and, in its own name or in the name of others, communicate with account debtors to verify with them to the Purchaser Agent’s satisfaction the existence, amount and terms of any account or amounts due under any general intangible. In addition, the Purchaser Agent may at any time enforce such Grantor’s rights against such account debtors and obligors of general intangibles; and

(iii) each Grantor shall take all actions, deliver all documentation and provide all information necessary or reasonably requested by the Purchaser Agent to ensure any Internet Domain Name is registered.

(c) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each account and each payment in respect of general intangibles to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. No Secured Party shall have any obligation or liability under any agreement giving rise to an account or a payment in respect of a general intangible by reason of or arising out of any Transaction Document or the receipt by any Secured Party of any payment relating thereto, nor shall any Secured Party be obligated in any manner to perform any obligation of any Grantor under or pursuant to any agreement giving rise to an account or a payment in respect of a general intangible, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.

5.3 Pledged Collateral

(a) Voting Rights. During the continuance of an Event of Default, upon notice by the Purchaser Agent to the relevant Grantor or Grantors, the Purchaser Agent or its nominee may exercise (A) any voting, consent, corporate and other right pertaining to the Pledged Collateral at any meeting of shareholders, partners or members, as the case may be, of the relevant issuer or issuers of Pledged Collateral or otherwise and (B) any right of conversion, exchange and subscription and any other right, privilege or option pertaining to the Pledged Collateral as if it were the absolute owner thereof (including the right to exchange at its discretion any Pledged Collateral upon the merger, amalgamation, consolidation, reorganization, recapitalization or other fundamental change in the corporate or equivalent structure of any issuer of Pledged Stock, the right to deposit and deliver any Pledged Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Purchaser Agent may determine), all without liability except to account for property actually received by it; provided, however, that the Purchaser Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(b) Proxies. In order to permit the Purchaser Agent to exercise the voting and other consensual rights that it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions that it may be entitled to receive hereunder, (i) each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Purchaser Agent all such proxies, dividend payment orders and other instruments as the Purchaser Agent may from time to time reasonably request and (ii) without limiting the effect of clause (i) above, such Grantor hereby grants to the Purchaser Agent an irrevocable proxy to vote all or any part of the Pledged Collateral and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Collateral would be entitled (including giving or withholding written consents of shareholders, partners or members, as the case may be, calling special meetings of shareholders, partners or members, as the case may be, and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Collateral on the record books of the issuer thereof) by any other person (including the issuer of such Pledged Collateral or any officer or agent thereof) during the continuance of an Event of Default and which proxy shall remain in place as long as any Obligation shall remain outstanding.

(c) Authorization of Issuers. Each Grantor hereby expressly irrevocably authorizes and instructs, without any further instructions from such Grantor, each issuer of any Pledged Collateral pledged hereunder by such Grantor to (i) comply with any instruction received by it from the Purchaser Agent in writing that states that an Event of Default is continuing and is otherwise in accordance with the terms of this Agreement and each Grantor agrees that such issuer shall be fully protected from Liabilities to such Grantor in so complying and (ii) unless otherwise expressly permitted hereby, pay any dividend or make any other payment with respect to the Pledged Collateral directly to the Purchaser Agent.

5.4 Proceeds to be Turned over to and Held by Purchaser Agent Unless otherwise expressly provided in the Purchase Agreements or this Agreement, all proceeds of any Collateral received by any Grantor hereunder in Cash, certificates of deposit, bankers’ acceptances, time and demand deposits and other similar cash equivalents shall be held by such Grantor in trust for the Purchaser Agent and the other Secured Parties, segregated from other funds of such Grantor, and shall, promptly upon receipt by any Grantor, be turned over to the Purchaser Agent in the exact form received (with any necessary endorsement)All such proceeds and other proceeds being held by the Purchaser Agent (or by such Grantor in trust for the Purchaser Agent) shall continue to be held as collateral security for the Secured Obligations and shall not constitute payment thereof until applied as provided herein and the Purchase Agreements.

5.5 Registration Rights

(a) If, in the opinion of the Purchaser Agent, it is necessary or advisable to transfer any portion of the Pledged Collateral by registering such Pledged Collateral under the provisions of the Securities Act of 1933 (the “Securities Act”), each relevant Grantor shall cause the issuer thereof to do or cause to be done all acts as may be, in the opinion of the Purchaser Agent, necessary or advisable to register such Pledged Collateral or that portion thereof to be transferred under the provisions of the Securities Act, all as directed by the Purchaser Agent in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto and in compliance with the securities or “Blue Sky” laws of any jurisdiction that the Purchaser Agent shall designate.

(b) Each Grantor recognizes that the Purchaser Agent may be unable to effect a public sale of any Pledged Collateral by reason of certain prohibitions contained in the Securities Act and applicable state or foreign securities laws or otherwise or may determine that a public sale is impracticable, not desirable or not commercially reasonable and, accordingly, may resort to one or more private sales thereof to a restricted group of purchasers that shall be obliged to agree, among other things, to acquire such Notes for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Purchaser Agent shall be under no obligation to delay a sale of any Pledged Collateral for the period of time necessary to permit the issuer thereof to register such Notes for public sale under the Securities Act or under applicable state securities laws even if such issuer would agree to do so.

(c) Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of any portion of the Pledged Collateral pursuant to this Section 5.5 valid and binding and in compliance with all applicable Regulations. Each Grantor further agrees that a breach of any covenant contained in this Section 5.5 will cause irreparable injury to the Purchaser Agent and other Secured Parties, that the Purchaser Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 5.5 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defense against an action for specific performance of such covenants except for a defense that no Event of Default has occurred.

5.6 Deficiency Each Grantor shall remain jointly and severally liable for any deficiency if the proceeds of any sale or other disposition of any Collateral are insufficient to pay the Secured Obligations and the fees and disbursements of any attorney employed by the Purchaser Agent or any other Secured Party to collect such deficiency.

ARTICLE VI OTHER RIGHTS OF PURCHASER AGENT

6.1 Purchaser Agent’s Appointment as Attorney-in-Fact

(a) Each Grantor hereby irrevocably constitutes and appoints the Purchaser Agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of the Transaction Documents, to take any appropriate action and to execute any documentation or instrument that may be necessary or desirable to accomplish the purposes of the Transaction Documents, and, without limiting the generality of the foregoing, each Grantor hereby gives the Purchaser Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any of the following when an Event of Default shall be continuing:

(i) in the name of such Grantor, in its own name or otherwise, take possession of and indorse and collect any check, draft, note, acceptance or other instrument for the payment of moneys due under any account or general intangible or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Purchaser Agent for the purpose of collecting any such moneys due under any account or general intangible or with respect to any other Collateral whenever payable;

(ii) in the case of any Intellectual Property owned by or licensed to the Grantors, execute, deliver and have recorded any documentation that the Purchaser Agent may request to evidence, effect, publicize or record the Purchaser Agent’s security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

(iii) pay or discharge taxes and Liens levied or placed on or threatened against any Collateral, effect any repair or pay any insurance called for by the terms of the Purchase Agreements (including all or any part of the premiums therefor and the costs thereof);

(iv) execute, in connection with any sale provided for in Section 5.1 or Section 5.5, any documentation to effect or otherwise necessary or appropriate in relation to evidence the transfer of any Collateral; or

(v) (A) direct any party liable for any payment under any Collateral to make payment of any moneys due or to become due thereunder directly to the Purchaser Agent or as the Purchaser Agent shall direct, (B) ask or demand for, and collect and receive payment of and receipt for, any moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral, (C) sign and indorse any invoice, freight or express bill, bill of lading, storage or warehouse receipt, draft against debtors, assignment, verification, notice and other documentation in connection with any Collateral, (D) commence and prosecute any suit, action or proceeding at law or in equity in any court of competent jurisdiction to collect any Collateral and to enforce any other right in respect of any Collateral, (E) defend any actions, suits, proceedings, audits, claims, demands, orders or disputes brought against such Grantor with respect to any Collateral, (F) settle, compromise or adjust any such actions, suits, proceedings, audits, claims, demands, orders or disputes and, in connection therewith, give such discharges or releases as the Purchaser Agent may deem appropriate, (G) assign any Intellectual Property owned by the Grantors or any IP Licenses of the Grantors throughout the world on such terms and conditions and in such manner as the Purchaser Agent shall in its sole discretion determine, including the execution and filing of any documentation necessary to effectuate or record such assignment and (H) generally, enter into an Asset Sale with respect to, grant a Lien on, enter into any agreement or other obligation with respect to and otherwise deal with, any Collateral as fully and completely as though the Purchaser Agent were the absolute owner thereof for all purposes and do, at the Purchaser Agent’s option, at any time or from time to time, all acts and things that the Purchaser Agent deems necessary to protect, preserve or realize upon any Collateral and the Secured Parties’ security interests therein and to effect the intent of the Transaction Documents, all as fully and effectively as such Grantor might do.

(b) If any Grantor fails to perform or comply with any obligation contained herein, the Purchaser Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such obligation.

(c) The expenses of the Purchaser Agent incurred in connection with actions undertaken as provided in this Section 6.1, together with interest thereon at the default rate set forth in the Notes, from the date of payment by the Purchaser Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Purchaser Agent on demand.

(d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue of this Section 6.1All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

6.2 Authorization to File Financing Statements Each Grantor authorizes the Purchaser Agent, its Affiliates and their Related Parties, contractors and agents, at any time and from time to time, to file or record financing statements, amendments thereto, and other filing or recording documentation or instruments with respect to any Collateral in such form and in such offices as the Purchaser Agent reasonably determines appropriate to perfect the security interests of the Purchaser Agent under this Agreement, and such financing statements and amendments may describe the Collateral covered thereby as “all assets of the debtor” or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the applicable UCC, and contain any other information required pursuant to the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including, in the case of financing statements filed as fixture filings or indicating Collateral as as-extracted collateral or as otherwise required by applicable Regulation, a sufficient description of the Real Property related to the applicable Collateral. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording documentation or instrument for filing or recording in any jurisdiction. Such Grantor also hereby ratifies its authorization for the Purchaser Agent to have filed any initial financing statement or amendment thereto under the UCC (or other similar laws) in effect in any jurisdiction if filed prior to the date hereof.

6.3 Authority of Purchaser Agent Each Grantor acknowledges that the rights and responsibilities of the Purchaser Agent under this Agreement with respect to any action taken by the Purchaser Agent or the exercise or non-exercise by the Purchaser Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Purchaser Agent and the other Secured Parties, be governed by the Purchase Agreements and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Purchaser Agent and the Grantors, the Purchaser Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation or entitlement to make any inquiry respecting such authority.

6.4 Duty; Obligations and Liabilities. The Purchaser Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession shall be to deal with it in the same manner as the Purchaser Agent deals with similar property for its own account. The powers conferred on the Purchaser Agent hereunder are solely to protect the Purchaser Agent’s interest in the Collateral and shall not impose any duty upon the Purchaser Agent to exercise any such powers. The Purchaser Agent shall be accountable only for amounts that it receives as a result of the exercise of such powers, and neither it nor any of its Affiliates shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. In addition, the Purchaser Agent shall not be liable or responsible for any loss or damage to any Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehousemen, carrier, forwarding agency, consignee or other bailee if such Person has been selected by the Purchaser Agent in good faith.

6.5 Obligations and Liabilities with respect to Collateral No Secured Party and no Affiliate thereof shall be liable for failure to demand, collect or realize upon any Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to any Collateral. The powers conferred on the Purchaser Agent hereunder shall not impose any duty upon any other Secured Party to exercise any such powers. The other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their respective officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

ARTICLE VII MISCELLANEOUS

7.1 Reinstatement Each Grantor agrees that, if any payment made by any Secured Party or other Person and applied to the Secured Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of any Collateral are required to be returned by any Secured Party to such Secured Party, its estate, trustee, receiver or any other party, including any Grantor, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, any Lien or other Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made. If, prior to any of the foregoing, any Lien or other Collateral securing such Grantor’s liability hereunder shall have been released or terminated by virtue of the foregoing or (b) any other provision of this Agreement shall have been terminated, cancelled or surrendered, such Lien, other Collateral or provision shall be reinstated in full force and effect and such prior release, termination, cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of any such Grantor in respect of any Lien or other Collateral securing such obligation or the amount of such payment.

7.2 Independent Obligations The obligations of each Grantor hereunder are independent of and separate from the Secured Obligations. If any Secured Obligation is not paid when due, or upon any Event of Default, the Purchaser Agent may, at its sole election, proceed directly and at once, without notice, against any Grantor and any Collateral to collect and recover the full amount of any Secured Obligation then due, without first proceeding against any other Grantor, any other Company Party, any of their Affiliates or any other Collateral and without first joining any other Grantor or any other Company Party or any other party in any proceeding.

7.3 No Waiver by Course of Conduct No Secured Party shall by any act (except by a written instrument pursuant to Section 7.4), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that such Secured Party would otherwise have on any future occasion.

7.4 Amendments in Writing None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a writing signed by the Purchaser Agent and each Grantor; provided, that annexes to this Agreement may be supplemented (but no existing provisions may be modified and no Collateral may be released) through Pledge Amendments and Joinder Agreements, in substantially the form of Annex 1 and Annex 2, respectively, in each case duly executed by the Purchaser Agent and each Grantor directly affected thereby.

7.5 Additional Grantors; Additional Pledged Collateral

(a) Joinder Agreements. The Company shall cause any Subsidiary that is not a Grantor to become a Grantor hereunder. Each such Subsidiary shall execute and deliver to the Purchaser Agent a Joinder Agreement substantially in the form of Annex 2 and shall thereafter for all purposes be a party hereto and have the same rights, benefits and obligations as a Grantor party hereto on the Closing Date.

(b) Several Liability. All Grantors shall jointly and severally be liable for the obligations of each Debtor to the Secured Parties hereunder.

(c) Pledge Amendments. To the extent any Pledged Collateral has not been delivered as of the Closing Date, such Grantor shall deliver a pledge amendment duly executed by the Grantor in substantially the form of Annex 1 (each, a “Pledge Amendment”) Such Grantor authorizes the Purchaser Agent to attach each Pledge Amendment to this Agreement.

7.6 Appointment of Agent. If and as applicable, the Secured Parties hereby appoint [PURCHASER] to act as their agent (“Agent”) for purposes of exercising any and all rights and remedies of the Secured Parties hereunder. Such appointment shall continue until revoked in writing by the Secured Parties, at which time the Secured Parties shall appoint a new Agent. The Agent shall have the rights, responsibilities and immunities set forth in Annex B hereto.

7.7 Notices All notices, requests and demands to or upon the Purchaser Agent or any Grantor hereunder shall be effected in the manner provided for in the Purchase Agreements; provided, that any such notice, request or demand to or upon any Grantor shall be addressed to the Company’s notice address set forth in such Section 8.2.

7.8 Successors and Assigns This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of each Secured Party and their successors and, if permitted by the other Transaction Documents, assigns; provided, that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Purchaser Agent.

7.9 Counterparts This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this Agreement by facsimile transmission or by e-mail shall be as effective as delivery of a manually executed counterpart hereof.

7.10 Severability Any provision of this Agreement being held illegal, invalid or unenforceable in any jurisdiction shall not affect any part of such provision not held illegal, invalid or unenforceable, any other provision of this Agreement or any part of such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.

7.11 Survival. All representations and warranties made by the Grantors in the Transaction Documents (including any such representation or warranty made in or in connection with any amendment thereto) shall constitute representations and warranties made under this Agreement. All representations and warranties made by the Grantors under this Agreement (including those representations and warranties set forth in the immediately preceding sentence) shall be made or deemed to be made at and as of the date hereof (except those that are expressly made as of a specific date), shall survive the date here and shall not be waived by the execution and delivery of this Agreement, any investigation made by or on behalf of the Purchaser Agent or any borrowing hereunder. Notwithstanding any termination of this Agreement, the indemnities to which the Secured Parties are entitled under the provisions of this Agreement or any other Transaction Document shall continue in full force and effect and shall protect the Secured Parties against events arising after such termination as well as before. This Agreement shall be reinstated at any time any payment of any Secured Obligation, in whole or in part, is rescinded or must otherwise be returned by the Purchaser Agent upon the insolvency, bankruptcy or reorganization of any Grantor or other Company Party or otherwise, all as though such payment had not been made.

7.12 Set-Off. In addition to any rights now or hereafter granted under applicable Regulations and not by way of limitation of any such rights, each Secured Party is hereby authorized by each Grantor at any time or from time to time, without notice or demand to any Grantor or to any other Person, any such notice or demand being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, time or demand, provisional or final, including indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other indebtedness or other amounts at any time held or owing by such Grantor to or for the credit or the account of any other Company Party or any of their Related Parties against and on account of any amounts due by any Company Party or any of their Related Parties to any Secured Party under any Transaction Documents (including from the Purchase Price to be disbursed under the Purchase Agreement and the Notes), such Secured Party shall then hold such amounts in trust for the other Secured Parties and transfer such amounts to the Purchaser Agent to be distributed to the Secured Parties ratably according to the terms hereof and other related documents.

7.13 Security Interest Absolute. All rights of the Purchaser Agent hereunder, the grant of the security interest in the Collateral, and all obligations of each Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of any Transaction Document or any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Transaction Documents or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Secured Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Secured Obligations or this Agreement (other than payment of the outstanding Secured Obligations).

7.14 Governing Law; Jurisdiction. This Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of Nevada without reference to rules or principles that would require the application of the laws of any other jurisdiction. Except to the extent mandatorily governed by the jurisdiction or situs where the Collateral is located, each Grantor agrees that all proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and the Notes (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in Clark County, Nevada. Except to the extent mandatorily governed by the jurisdiction or situs where the Collateral is located, each Debtor hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Clark County, Nevada for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such proceeding is improper. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

7.15 Waiver of Jury Trial. The parties hereto hereby irrevocably and unconditionally waive, to the fullest extent permitted by applicable Regulations, any right that they may have to trial by jury of any claim or cause of action or in any Action, directly or indirectly based upon or arising out of this Agreement (whether based on contract, tort or any other theory)Each party (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other parties would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties have been induced to enter into this Agreement and the other Transaction Documents by, among other things, the mutual waivers and certifications in this section.

7.16 Agreement to Subordinate. In the event the Company seeks to obtain financing from a traditional bank on customary terms and conditions, the Company shall provide the Purchasers with a copy of all the definitive loan documents and the contact information of the Bank’s representatives within a reasonable time of closing. The Purchasers covenant to negotiate in good faith to enter into an intercreditor or other agreement on customary terms and conditions providing for, among other matters, that the Company’s collateral shall be shared between the Bank and the Purchasers on an in pari passu basis.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the undersigned has caused this Security Agreement to be duly executed and delivered as of the date first above written.

GRANTOR:

Fresh Vine Wine, Inc. as Company and Grantor

By: _______________________

Name: Michael Pruitt

Title: Chief Executive Officer

ACCEPTED AND AGREED

as of the date first above written:

[PURCHASER]

By: _________________________________________

Name: _______________________________________

Title: ________________________________________

ANNEX A

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SECURITY AGREEMENT

FORM OF ADDITIONAL DEBTOR JOINDER

Security Agreement dated as of October 8, 2024 made by Fresh Vine Wine, Inc., a Nevada corporation and its subsidiaries party thereto from time to time, as Debtors to and in favor of the Secured Parties identified therein (the “Security Agreement”).

Reference is made to the Security Agreement as defined above; capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in, or by reference in, the Security Agreement.

The undersigned hereby agrees that, upon delivery of this Additional Debtor Joinder to the Secured Parties referred to above, the undersigned shall (a) be an Additional Debtor under the Security Agreement, (b) have all the rights and obligations of the Debtors under the Security Agreement as fully and to the same extent as if the undersigned was an original signatory thereto and (c) be deemed to have made the representations and warranties set forth therein as of the date of execution and delivery of this Additional Debtor Joinder.  WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THE UNDERSIGNED SPECIFICALLY GRANTS TO THE SECURED PARTIES A SECURITY INTEREST IN THE COLLATERAL AS MORE FULLY SET FORTH IN THE SECURITY AGREEMENT AND ACKNOWLEDGES AND AGREES TO THE WAIVER OF JURY TRIAL PROVISIONS SET FORTH THEREIN.

Attached hereto are supplemental Schedules to the Security Agreement, as applicable.

An executed copy of this Joinder shall be delivered to the Secured Parties, and the Secured Parties may rely on the matters set forth herein on or after the date hereof.  This Joinder shall not be modified, amended or terminated without the prior written consent of the Secured Parties.

IN WITNESS WHEREOF, the undersigned has caused this Joinder to be executed in the name and on behalf of the undersigned.

[Name of Additional Debtor]

By:__________________________________________
Name:
Title:
Address:
Dated:

ANNEX B
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SECURITY AGREEMENT

THE AGENT

1. Appointment.  The Secured Parties (all capitalized terms used herein and not otherwise defined shall have the respective meanings provided in the Security Agreement to which this Annex B is attached (the “Agreement”)), by their acceptance of the benefits of the Agreement, hereby designate [PURCHASER] (“Agent”) as the Agent to act as specified herein and in the Agreement.  Each Secured Party shall be deemed irrevocably to authorize the Agent to take such action on its behalf under the provisions of the Agreement and any other Transaction Document (as such term is defined in the Purchase Agreements) and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto.  The Agent may perform any of its duties hereunder by or through its agents or employees.

2. Nature of Duties.  The Agent shall have no duties or responsibilities except those expressly set forth in the Agreement.  Neither the Agent nor any of its partners, members, shareholders, officers, directors, employees or agents shall be liable for any action taken or omitted by it as such under the Agreement or hereunder or in connection herewith or therewith, be responsible for the consequence of any oversight or error of judgment or answerable for any loss, unless caused solely by its or their gross negligence or willful misconduct as determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction.  The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have by reason of the Agreement or any other Transaction Document a fiduciary relationship in respect of any Debtor or any Secured Party; and nothing in the Agreement or any other Transaction Document (as defined in the Purchase Agreements), expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of the Agreement or any other Transaction Document except as expressly set forth herein and therein.

3. Lack of Reliance on the Agent.  Independently and without reliance upon the Agent, each Secured Party, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Company and its subsidiaries in connection with such Secured Party’s investment in the Debtors, the creation and continuance of the Obligations, the transactions contemplated by the Transaction Documents, and the taking or not taking of any action in connection therewith, and (ii) its own appraisal of the creditworthiness of the Company and its subsidiaries, and of the value of the Collateral from time to time, and the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Secured Party with any credit, market or other information with respect thereto, whether coming into its possession before any Obligations are incurred or at any time or times thereafter.  The Agent shall not be responsible to the Debtors or any Secured Party for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith, or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectability, priority or sufficiency of the Agreement or any other Transaction Document, or for the financial condition of the Debtors or the value of any of the Collateral, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of the Agreement or any other Transaction Document, or the financial condition of the Debtors, or the value of any of the Collateral, or the existence or possible existence of any default or Event of Default under the Agreement, the Notes or any of the other Transaction Documents.

4. Certain Rights of the Agent.  The Agent shall have the right to take any action with respect to the Collateral, on behalf of all of the Secured Parties.  To the extent practical, the Agent shall request instructions from the Secured Parties with respect to any material act or action (including failure to act) in connection with the Agreement or any other Transaction Document, and shall be entitled to act or refrain from acting in accordance with the instructions of the Secured Party; if such instructions are not provided despite the Agent’s request therefor, the Agent shall be entitled to refrain from such act or taking such action, and if such action is taken, shall be entitled to appropriate indemnification from the Secured Parties in respect of actions to be taken by the Agent; and the Agent shall not incur liability to any person or entity by reason of so refraining.  Without limiting the foregoing, (a) no Secured Party shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder in accordance with the terms of the Agreement or any other Transaction Document, and the Debtors shall have no right to question or challenge the authority of, or the instructions given to, the Agent pursuant to the foregoing and (b) the Agent shall not be required to take any action that the Agent believes (i) could reasonably be expected to expose it to personal liability or (ii) is contrary to this Agreement, the Transaction Documents or applicable law.

5. Reliance.  The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, statement, certificate, telex, teletype or facsimile message, cablegram, radiogram, order or other document or telephone message signed, sent or made by the proper person or entity, and, with respect to all legal matters pertaining to the Agreement and the other Transaction Documents and its duties thereunder, upon advice of counsel selected by it and upon all other matters pertaining to this Agreement and the other Transaction Documents and its duties thereunder, upon advice of other experts selected by it.  Anything to the contrary notwithstanding, the Agent shall have no obligation whatsoever to any Secured Party to assure that the Collateral exists or is owned by the Debtors or is cared for, protected or insured or that the liens granted pursuant to the Agreement have been properly or sufficiently or lawfully created, perfected, or enforced or are entitled to any particular priority.

6. Indemnification.  To the extent that the Agent is not reimbursed and indemnified by the Debtors, the Secured Parties will jointly and severally reimburse and indemnify the Agent, in proportion to their initially purchased respective principal amounts of Notes, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent in performing its duties hereunder or under the Agreement or any other Transaction Document, or in any way relating to or arising out of the Agreement or any other Transaction Document except for those determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction to have resulted solely from the Agent’s own gross negligence or willful misconduct.  Prior to taking any action hereunder as Agent, the Agent may require each Secured Party to deposit with it sufficient sums as it determines in good faith is necessary to protect the Agent for costs and expenses associated with taking such action.

7. Resignation by the Agent.

(a) The Agent may resign from the performance of all its functions and duties under the Agreement and the other Transaction Documents at any time by giving 30 days’ prior written notice (as provided in the Agreement) to the Debtors and the Secured Parties.  Such resignation shall take effect upon the appointment of a successor Agent pursuant to clauses (b) and (c) below.

(b) Upon any such notice of resignation, the Secured Parties shall appoint a successor Agent hereunder.

(c) If a successor Agent shall not have been so appointed within said thirty (30)-day period, the Agent shall then appoint a successor Agent who shall serve as Agent until such time, if any, as the Secured Parties appoint a successor Agent as provided above.  If a successor Agent has not been appointed within such thirty (30)-day period, the Agent may petition any court of competent jurisdiction or may interplead the Debtors and the Secured Parties in a proceeding for the appointment of a successor Agent, and all fees, including, but not limited to, extraordinary fees associated with the filing of interpleader and expenses associated therewith, shall be payable by the Debtors on demand.

8. Rights with respect to Collateral.  Each Secured Party agrees with all other Secured Parties and the Agent (i) that it shall not, and shall not attempt to, exercise any rights with respect to its security interest in the Collateral, whether pursuant to any other agreement or otherwise (other than pursuant to this Agreement), or take or institute any action against the Agent or any of the other Secured Parties in respect of the Collateral or its rights hereunder (other than any such action arising from the breach of this Agreement) and (ii) that such Secured Party has no other rights with respect to the Collateral other than as set forth in this Agreement and the other Transaction Documents.  Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations under the Agreement.  After any retiring Agent’s resignation or removal hereunder as Agent, the provisions of the Agreement including this Annex B shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.